UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 14, 2011

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

(715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 14, 2011, Renaissance Learning, Inc. announced that the U.S. District Court in the Western District of Wisconsin denied Data Key Partners’ motion for injunctive relief.  Data Key Partners requested injunctive relief to enjoin Renaissance Learning’s special meeting of shareholders being held for the purpose of voting on the merger agreement entered into by Renaissance Learning and affiliates of the Permira Funds, among other things.  As a result of the court’s ruling, Renaissance Learning’s special meeting of shareholders will proceed as scheduled on Monday, October 17, 2011.

Renaissance Learning previously announced that it entered into a merger agreement dated August 15, 2011, as amended, pursuant to which an affiliate of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning held by Terrance and Judith Paul and affiliates and members of their family for $15.00 per share in cash, and will acquire all other outstanding shares of Renaissance Learning for $16.60 per share in cash, for an aggregate purchase price of approximately $455.0 million.

Renaissance Learning issued a press release with respect to the events described above, which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press release dated October 14, 2011

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  Renaissance Learning may not be able to complete the proposed merger on the terms described in the amended Permira Funds merger agreement or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning’s filings with the Securities and Exchange Commission, including the Renaissance Learning’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction with affiliates of the Permira Funds, Renaissance Learning filed a definitive proxy statement on Schedule 14A with the SEC on September 12, 2011 and supplements to the proxy statement on October 3, 2011 and October 13, 2011, respectively.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SUPPLEMENTS TO THE PROXY STATEMENT BECAUSE THE PROXY STATEMENT AND THE SUPPLEMENTS TO THE PROXY STATEMENT CONTAIN IMPORTANT INFORMATION ABOUT THE PERMIRA FUNDS MERGER AGREEMENT, AS AMENDED.  Shareholders may obtain a free copy of the proxy statement, the supplements to the proxy statement and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger with affiliates of the Permira Funds.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the definitive proxy statement on Schedule 14A Renaissance Learning filed with the SEC on September 12, 2011, and the supplements to the proxy statement filed on October 3, 2011 and October 13, 2011, respectively, relating to the proposed merger with affiliates of the Permira Funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 14, 2011

RENAISSANCE LEARNING, INC.

By:

/s/ Glenn R. James

Glenn R. James

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 14, 2011